MALONE & BAILEY PC
CERTIFIED PUBLIC ACCOUNTING FIRM

November 3, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of China Wind Energy Inc's Form 8-K dated August 21, 2008, and have the following comments:

1. We agree with the statements made as they pertain to our firm., except for the following sentence for the date of August 21, 2088, which should be August 21, 2008:

   iv) During the period from November 27, 2006 (inception of Company) and through August 21, 2088, there have been no disagreements with Malone & Bailey, PC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Malone & Bailey, PC would have caused it to make reference thereto in connection with its report on the financial statements for such years.

2. We have no basis on which to agree or disagree with any other statements made in Item 4.01.

Yours truly,

Malone & Bailey, PC

Malone & Bailey, PC

Houston, Texas